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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated May 18, 1999. It should be noted that we have not audited any financial statements of Marriott Residence Inn USA Limited Partnership subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                           /s/ Arthur Andersen LLP


Vienna, VA
October 12, 2001